EXHIBIT 99

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Notice to Investors and Analysts

Snap-on Incorporated is consolidating the results of Snap-on Credit LLC, its 50%-owned U.S. joint venture between Snap-on and The CIT Group, Inc., effective with the beginning of Snap-on’s fiscal year 2004, based on the Company’s analysis of Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46 and 46R, as we reported in our Form 10-K for the period ended January 3, 2004. There has been no change in Snap-on’s ownership or any other change in relationship with Snap-on Credit or CIT. This accounting change will not affect reported net earnings, but it does impact the classification of revenues and expenses, as well as assets and liabilities. Reference should be made to Note 9 to the Consolidated Financial Statements found in Snap-on’s 2003 Annual Report for additional information on the Snap-on Credit joint venture.

As a result of the consolidation, Snap-on will report the results of its finance operations as a new business segment, “Financial Services,” beginning in fiscal 2004. The Financial Services segment will include Snap-on Credit LLC, as well as the company’s wholly owned finance subsidiaries in those international markets where we have dealer operations. Attached are supplemental quarterly consolidated statements of earnings for fiscal 2003 reflecting this new segment. These statements should assist you in reconciling previously reported results to those consistent with the presentation of the consolidated Income Statement for Snap-on Incorporated, beginning with First Quarter 2004 results to be reported on April 22, 2004.

If you have any questions, please contact Bill Pfund, Vice President – Investor Relations, at 262/656-6488, or at bill.h.pfund@snapon.com.

SNAP-ON INCORPORATED
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in millions)
(Unaudited)

	Three Months Ended March 29, 2003
	As Previously Reported	Financial Services	Comparative Presentation
Net sales	$543.1	$--	$543.1
Financial services revenue	--	22.5	22.5

Total revenue	543.1	22.5	565.6
Cost of goods sold	(297.7)	--	(297.7)
Operating expenses	(212.9)	(10.8)	(223.7)
Net finance income	10.5	(10.5)	--

Operating earnings	43.0	1.2	44.2
Interest expense	(6.4)	--	(6.4)
Other income (expense) - net	(3.7)	(1.2)	(4.9)

Earnings before income taxes	32.9	--	32.9
Income taxes	(11.5)	--	(11.5)

Net earnings	$21.4	$--	$21.4

SNAP-ON INCORPORATED
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in millions)
(Unaudited)

	Three Months Ended June 28, 2003
	As Previously Reported	Financial Services	Comparative Presentation
Net sales	$565.2	$--	$565.2
Financial services revenue	--	23.4	23.4

Total revenue	565.2	23.4	588.6
Cost of goods sold	(319.1)	--	(319.1)
Operating expenses	(216.6)	(10.5)	(227.1)
Net finance income	11.2	(11.2)	--

Operating earnings	40.7	1.7	42.4
Interest expense	(6.0)	--	(6.0)
Other income (expense) - net	(0.4)	(1.7)	(2.1)

Earnings before income taxes	34.3	--	34.3
Income taxes	(12.0)	--	(12.0)

Net earnings	$22.3	$--	$22.3

SNAP-ON INCORPORATED
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in millions)
(Unaudited)

	Three Months Ended September 27, 2003
	As Previously Reported	Financial Services	Comparative Presentation
Net sales	$525.6	$--	$525.6
Financial services revenue	--	21.6	21.6

Total revenue	525.6	21.6	547.2
Cost of goods sold	(303.8)	--	(303.8)
Operating expenses	(200.7)	(10.9)	(211.6)
Net finance income	10.0	(10.0)	--

Operating earnings	31.1	0.7	31.8
Interest expense	(5.8)	--	(5.8)
Other income (expense) - net	(2.4)	(0.7)	(3.1)

Earnings before income taxes	22.9	--	22.9
Income taxes	(5.2)	--	(5.2)

Net earnings	$17.7	$--	$17.7

SNAP-ON INCORPORATED
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in millions)
(Unaudited)

	Three Months Ended January 3, 2004
	As Previously Reported	Financial Services	Comparative Presentation
Net sales	$599.3	$--	$599.3
Financial services revenue	--	22.8	22.8

Total revenue	599.3	22.8	622.1
Cost of goods sold	(347.9)	--	(347.9)
Operating expenses	(228.2)	(10.1)	(238.3)
Net finance income	12.1	(12.1)	--

Operating earnings	35.3	0.6	35.9
Interest expense	(6.2)	--	(6.2)
Other income (expense) - net	(2.5)	(0.6)	(3.1)

Earnings before income taxes	26.6	--	26.6
Income taxes	(9.3)	--	(9.3)

Net earnings	$17.3	$--	$17.3

SNAP-ON INCORPORATED
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in millions)
(Unaudited)

	Fiscal Year Ended January 3, 2004
	As Previously Reported	Financial Services	Comparative Presentation
Net sales	$2,233.2	$--	$2,233.2
Financial services revenue	--	90.3	90.3

Total revenue	2,233.2	90.3	2,323.5
Cost of goods sold	(1,268.5)	--	(1,268.5)
Operating expenses	(858.4)	(42.3)	(900.7)
Net finance income	43.8	(43.8)	--

Operating earnings	150.1	4.2	154.3
Interest expense	(24.4)	--	(24.4)
Other income (expense) - net	(9.0)	(4.2)	(13.2)

Earnings before income taxes	116.7	--	116.7
Income taxes	(38.0)	--	(38.0)

Net earnings	$78.7	$--	$78.7